March 20, 2006

Ms. Cathy David
144 Elmington Avenue
#415
Nashville, TN 37205

Dear Cathy:

As we have discussed, I am pleased to extend an offer for you to join Kirkland’s, Inc. (“Company”). Following are the terms and conditions of the offer:

1. Duties and Responsibilities; Employment Commencement Date. You will serve as President and Chief Operating Officer, reporting directly to the Chief Executive Officer. We anticipate that you will start work with us by not later than March 22, 2006.

2. Base Salary. Your base salary will be paid at the rate of $400,000 per year, payable in accordance with the Company’s regular payroll practices. Your base salary will be reviewed after you have completed a year of service.

3. Cash Signing Bonus. Within ten days after your commencement of employment, the Company will pay you a “signing bonus” of $100,000, provided, however, that (a) if your employment should terminate before six months have elapsed from your employment commencement date because of your resignation without Good Reason (as defined below) or because of a Company-initiated termination with Cause (as defined below), you shall repay the full amount of the signing bonus within 10 days following the Company’s written demand, and (b) if your employment should terminate on or after six months have elapsed from your employment commencement date and before the first anniversary of your employment commencement date because of your resignation without Good Reason (as defined below) or because of a Company-initiated termination with Cause (as defined below), you shall repay a prorated amount of the signing bonus within 10 days following the Company’s written demand calculated as follows: $100,000 divided by 365 days multiplied by (365 days minus the number of days that you were employed by the Company prior to the date of termination).

4. Annual Bonus.

(a) You will be eligible to receive an annual bonus of up to 100% of your base salary. Bonus criteria will be set by the Compensation Committee of the Company’s board of directors, and will be reviewed annually.

(b) For the Company’s fiscal year commencing in 2006 (the “2006 Fiscal Year”), except as otherwise provided in this Paragraph 4(b), you will be guaranteed a minimum bonus of $200,000, which shall be payable by not later than the date that falls 2-1/2 months after the last day of the 2006 Fiscal Year. The guaranteed minimum bonus will not be payable to you, however, if your employment by the Company terminates on or before the last day of the 2006 Fiscal Year as the result of the termination of your employment for Cause (as defined below) or because of your resignation without Good Reason (as defined below).

5. Equity Grant. Your equity rights as described in this Paragraph 5 will be documented in a form of restricted stock award and a form of restricted stock unit award, respectively, to be provided by the Company, consistent with the following terms.

(a) Initial Restricted Stock Grant. Effective upon your commencement of employment, the Company will make a “restricted stock” grant to you of 150,000 shares of Kirkland’s common stock. The restrictions will lapse and your rights to the restricted stock will vest in full on the fifth anniversary of your employment commencement date, provided that you remain in continuous active service to the Company until that date. If your employment by the Company should terminate for any reason before the fifth anniversary of your employment commencement date, you will forfeit all 150,000 shares of restricted stock, provided that if, before the fifth anniversary of your employment commencement date, the Company files an SEC Form 10-K with the Securities and Exchange Commission that reports earnings per share, as determined pursuant to generally accepted accounting principles by the Company’s independent auditors for the Company’s immediately preceding fiscal year, of $0.75 per share or more, 75,000 of the shares of restricted stock will vest and become nonforfeitable, provided further that you remain in continuous active service to the Company until that date. Notwithstanding anything to the contrary in this Paragraph 5(a), if you are employed by the Company on the date of a Change in Control, as defined in Paragraph 5(c), the restrictions will lapse as to the number of shares determined as the product of (x) times (y), where (x) is the number of shares of Restricted Stock granted pursuant to this Agreement that have not vested and become nonforfeitable as of the date of the Change in Control and (y) is a fraction, the numerator of which is the number of full calendar days of your employment from your employment commencement date through the date of the Change in Control, and the denominator of which is 1,826. Your rights to such number of shares of restricted stock will vest and become nonforfeitable contemporaneously with such Change in Control and the unvested shares of restricted stock will be forfeited at such time.

(b) Initial Restricted Stock Unit Grant. Effective upon your commencement of employment, the Company will make a “restricted stock unit” grant to you for an additional 100,000 shares. Under the restricted stock unit grant, the Company will deliver 100,000 shares of Kirkland’s common stock to you as soon as reasonably practicable following the date the Company files an SEC Form 10-K with the Securities and Exchange Commission that reports earnings per share, as determined pursuant to generally accepted accounting principles by the Company’s independent auditors for the Company’s immediately preceding fiscal year, of $1.25 per share or more, provided that you remain in continuous active service to the Company until that date. Upon a Change in Control or if your employment by the Company should terminate for any reason before the date on which the Company files such SEC Form 10-K as provided in this Paragraph 5(b), your rights under the restricted stock unit grant will be forfeited in full.

(c) Change in Control. For purposes of this Agreement, the term “Change in Control” means (i) the sale, transfer, assignment or other disposition (including by merger or consolidation) by shareholders of the Company, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the Company to one or more persons, (ii) the sale of substantially all the assets of the Company, or (iii) the liquidation or dissolution of the Company.

6. Car Allowance or Company Car. The Company will provide you with a Company car, or, in lieu of a Company-provided car, you may elect to receive a car allowance of $1,000 per month during the term of your employment.

7. Use of Company-Provided Apartment. The Company will also make an apartment available for your exclusive use in the Jackson area, and the Company will pay the rent and utilities on the apartment during the term of your employment. The Company will “gross up” these payments so that your tax liability for these amounts will be covered.

8. Termination of Employment.

(a) Your employment is at will, and the Company or you may terminate your employment at any time, in its or your sole discretion.

(b) If your employment terminates for any reason other than a Company-initiated termination without “Cause” (as defined below), your resignation for “Good Reason” (as defined below), or your “Disability” (as defined below), you will be entitled only to your accrued base salary through the date of your termination of employment, and such other benefits that have vested or to which you are entitled following your termination of employment based on the terms and conditions of the Company’s general employment policies and benefit plans, programs and arrangements.

(c) If your service to the Company ceases due to a termination by the Company without “Cause” or due to your resignation for “Good Reason,” then, except as otherwise provided in Paragraph 8(h), in addition to the rights described in Paragraph 8(b), you will be entitled to receive:

(i) monthly severance benefits equal to 1/12th of your base salary (as in effect immediately prior to your separation from service) for the 12-month period following your separation from service; and

(ii) a waiver of the applicable premium otherwise payable for COBRA coverage for you (and, if covered by the Company’s group health plan immediately prior to your separation from service, your eligible dependents) for the 12-month period following your separation from service, except that you shall continue to be responsible to the extent of the applicable premium payable for health insurance coverage by similarly-situated active employees.

(d) The Company may terminate your employment if you are unable, due to mental or physical impairment or disability, despite reasonable accommodations by the Company, to fully perform the essential functions of your position that you performed for the Company immediately prior to such disability (your “Disability”) for a period of at least 90 consecutive days, provided that if you should become covered by a Company-sponsored disability benefit plan, program or arrangement that provides for a waiting period of more than 90 days, the Company may only terminate your employment because of Disability after the completion of such waiting period. Following the Company’s termination of your employment because of Disability, then, except as otherwise provided in Paragraph 8(h), and in addition to the rights described in Paragraph 8(b), you will be entitled to receive:

(i) the excess, if any, of (x) monthly severance benefits equal to 1/12th of your base salary (as in effect immediately prior to your separation from service) for the 12-month period following your separation from service minus (y) any disability benefits payable to you under the Company’s disability plan, program or arrangement for the month for which the monthly severance benefit is paid; and

(ii) a waiver of the applicable premium otherwise payable for COBRA coverage for you (and, if covered by the Company’s group health plan immediately prior to your separation from service, your eligible dependents) for the 12-month period following your separation from service, except that you shall continue to be responsible to the extent of the applicable premium payable for health insurance coverage by similarly-situated active employees.

(e) If payments owed to you by the Company under this Paragraph 8 are subject to the requirements of Proposed Treasury Regulation section 1.409A-3(g)(2) (or any successor provision) at the time of your separation from service, then, notwithstanding any other provision of this letter, those payments to you that would otherwise have been due within six months following your separation from service will be deferred (without interest) and paid to you in a lump sum immediately following that six-month period.

(f) Notwithstanding any other provision of this letter, no severance payment or obligation will be owed by the Company to you under this Paragraph 8 unless and until (i) you execute and deliver to the Company a general release of claims (which release shall not include a release or waiver of Company’s obligations to you for earned but unpaid compensation, accrued or vested employee welfare, pension, and retirement benefits, and/or Company’s obligations under this Agreement and its attachments referenced herein) in a form reasonably prescribed by the Company and (ii) that release becomes binding and irrevocable.

(g) The severance benefits described in this letter will be paid in lieu of, and not in addition to, benefits payable under any other severance, termination or similar arrangement maintained by the Company or its affiliates.

(h) Until the first anniversary of your termination of employment, you agree to notify the Company if you obtain new employment or commence compensated self-employment within 10 days following the commencement thereof. The Company shall have no obligation to make any payment under this Paragraph 8 following your commencement of the performance of any personal services for which you have earned compensation (whether or not you are paid contemporaneously with your performance of personal services) during the one-year period following your separation from service.

9. Cause. For purpose of this letter, the term “Cause” means the occurrence of any of the following violations: (a) your failure, refusal or inability (other than due to mental or physical disability) to perform your reasonable and customary duties to the Company, which failure is materially and demonstrably injurious to the Company as determined in good faith by the Board, and which failure continues for more than fifteen (15) days after written notice thereof from the Company, (b) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription), which is materially and demonstrably injurious to the Company, as determined in good faith by the Board, (c) your illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, its affiliates or subsidiaries including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of your employment, as determined in good faith by the Board, (d) your conviction of a misdemeanor involving moral turpitude or a felony, or (e) the entry of a plea of guilty or nolo contendere against you to a misdemeanor involving moral turpitude or a felony.

10. Good Reason. For purposes of this letter, the term “Good Reason” means that any of the following has occurred with respect to you: (a) your assignment of any duties inconsistent in any respect with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this letter, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (b) a reduction by the Company in your Annual Salary; provided, however, that if the salaries of substantially all of the Company’s senior executive officers (including the Company’s CEO) are contemporaneously and proportionately reduced, a reduction in your Annual Salary to an amount not less than $300,000 will not constitute “Good Reason” hereunder; (c) the failure by the Company, without your consent, to pay to you any portion of your current compensation, except pursuant to a compensation deferral elected by you, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty days of the date such compensation is due; (d) the failure of the Company to obtain a satisfactory agreement from any successor or assign to assume and agree to perform this Agreement; or (e) a “Change in Control” of the Company; provided, however, that the foregoing events or conditions will constitute “Good Reason” hereunder only if you provide the Company with written objection to the event or condition within 60 days following the date on which you discover the occurrence thereof, the Company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection and you resign your employment within 90 days following the expiration of that cure period.

11. Other Benefits. Your benefits will include the following:

(a) Subject to the terms and conditions of the applicable plans, you will be eligible to participate in our group health program (including dental and vision coverage), beginning on the first day of the first month after you begin work. Kirkland’s pays a portion of the cost of this coverage, and the balance is handled as a payroll deduction.

(b) We have a Section 125 Cafeteria Plan that allows you to pay your portion of the insurance premiums on a pre-tax basis. The Company will provide $15,000 of life insurance for you when you enroll in our health insurance.  However, we also have an optional group life plan where you can buy additional life insurance at a favorable rate.  You will be eligible to participate in this benefit after one year’s employment.

(c) You will also be entitled to participate in the Kirkland’s 401(k) retirement plan and the Kirkland’s Employee Stock Purchase Plan after completing the required service time (one year). In accordance with the 401(k) plan, Kirkland’s may elect to match the employee’s contribution up to fifty percent of the contribution made, not to exceed six percent of income. We can discuss the details of the Employee Stock Purchase Plan when you arrive, or you can contact Lowell Pugh, our General Counsel, at 731/660-7417 with any questions.

(d) As a highly compensated employee, you will be immediately eligible to participate in our non-qualified deferred compensation plan. Under this plan you are allowed to defer up to 80% of your salary and up to 95% of any bonus compensation. To the extent you are eligible for a Company match under the 401(k) but do not receive it due to the non-discrimination tests, the Company will provide that match under this plan. Again, you can contact Lowell Pugh for more details.

(e) You will be entitled to four weeks of paid vacation per year.

12. Other Miscellaneous Items. This offer is contingent upon (a) favorable background and reference check results, (b) favorable completion of your interview with our corporate psychologist, (c) proper documentation of your legal ability to work in the United States, and (d) execution of a comprehensive Restrictive Covenant Agreement in the form attached hereto.

All payments made to you by the Company in connection with your employment are subject to applicable federal, state and local income, employment and other tax withholding, as reasonably determined by the Company in accordance with its regular payroll policies.

You represent and warrant to the Company that there are no restrictions, agreements or understandings whatsoever to which you are a party that would prevent or make unlawful your employment by the Company, that would be inconsistent or in conflict with this letter or your obligations hereunder, or that would otherwise prevent, limit or impair your performance of your duties under this Agreement. We expect you to observe any contractual or legal obligations that you owe to any previous employer. You will be subject to all Kirkland’s policies, including our Code of Conduct and our Insider Trading policies. We will furnish these policies to you upon your employment with the Company.

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets which executes and delivers the agreement provided for in this paragraph or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

This letter represents our entire understanding regarding the terms and conditions of your employment and merges and supersedes all prior or contemporaneous discussions, agreements and understandings between us relating to that topic. This letter may not be changed or modified, except by an agreement in writing signed by you and an authorized representative of the Company. This letter will be governed by, and enforced in accordance with, the laws of the State of Tennessee, without regard to the application of the principles of conflicts or choice of laws.

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Again, I am pleased to be able to extend this offer to you and look forward to your acceptance. Once you have accepted this offer, we will begin working on the background check. In the meantime, if you have any questions, please feel free to call me at 731/668-2444.

Cathy, I am genuinely excited by the prospect of you joining our team at Kirkland’s. I am confident that you will be a major contributor to our future success.

To acknowledge your agreement to all of the foregoing, please execute the enclosed copy of the letter in the space provided below and return the executed copy to me.

Sincerely,

KIRKLAND’S, INC.

Robert E. Alderson
Chief Executive Officer

Acknowledged and agreed on
March 17, 2006

/s/ Cathy David
Cathy David